Exhibit 11.1
-------------

                         Pinnacle Entertainment, Inc.
                       Calculation of Earnings Per Share



                                                                              For the three months ended December 31,
                                                              ----------------------------------------------------------------------
                                                                          Basic                               Diluted
                                                              --------------------------------   -----------------------------------
                                                                1999      1998         1997        1999          1998        1997
                                                              --------   --------    --------    --------      --------    ---------
                                                                             (In thousands, except per share data-unaudited)

Average number of common shares outstanding                     26,145       25,800      26,209      26,145       25,800      26,705
Average common shares due to assumed conversion
  of convertible preferred shares (b)                                0            0           0           0            0           0
Average common shares due to assumed conversion of
  stock options                                                      0            0           0         854            0           0
                                                               -------    ---------    --------    --------     --------    --------
Total shares                                                    26,145       25,800      26,209      26,999       25,800      26,705
                                                               =======    =========    ========    ========     ========    ========

Net income                                                      $3,971       $4,302      $1,551      $3,971       $4,302      $1,551
Less divided requirements on convertible preferred shares            0            0           0           0            0           0
                                                               -------    ---------    --------    --------     --------    --------
Net income available to common shareholders                     $3,971       $4,302      $1,551      $3,971       $4,302      $1,551
                                                               =======    =========    ========    ========     ========    ========
Net income per share                                             $0.15        $0.17      $ 0.06       $0.15        $0.17       $0.06
                                                               =======    =========    ========    ========     ========    ========

                                                                                   For the year ended December 31,
                                                              ----------------------------------------------------------------------
                                                                          Basic                               Diluted
                                                              -------------------------------    -----------------------------------
                                                                1999      1998          1997        1999          1998        1997
                                                              --------   --------    --------    --------      --------    ---------
                                                                             (In thousands except per share data-unaudited)
Average number of common shares outstanding                     25,966       26,115     $22,010      25,966       26,115      22,340
Average common shares due to assumed conversion
  of convertible preferred shares (b)                                0            0           0           0            0           0
Average common shares due to assumed conversion of
  stock options                                                      0            0           0         363            0           0
                                                               -------    ---------    --------    --------     --------    --------
Total shares                                                    25,966       26,115      22,010      26,329       26,115      22,340
                                                               =======    =========    ========    ========     ========    ========

Net income                                                     $44,047      $13,169      $8,670     $44,047      $13,169      $8,670
Less dividend requirements on convertible preferred shares           0            0       1,520           0            0       1,520
                                                               -------    ---------    --------    --------     --------    --------
Net income (loss) available to (allocated to) common
  shareholders                                                 $44,047      $13,169      $7,150     $44,047      $13,169      $7,150
                                                               =======    =========    ========    ========     ========    ========
Net income per share                                            $ 1.70       $ 0.50      $ 0.33      $ 1.67       $ 0.50      $ 0.32
                                                               =======    =========    ========    ========     ========    ========

____
(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.
(b) As of August 28, 1997, the Company's 2,749,000 outstanding depositary shares were converted into 2,291,492 shares of the Company's common stock.